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Southern California Gas Company

(Name of Registrant as Specified In Its Charter)

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SOUTHERN CALIFORNIA GAS COMPANY

NOTICE OF

SPECIAL SHAREHOLDERS MEETING

The Southern California Gas Company (“SoCalGas” or the “company”) Special Shareholders Meeting will be held on January 30, 2017, at 1:00 p.m., local time, at 488 8th Avenue, San Diego, California. SoCalGas is an indirect subsidiary of Sempra Energy.

The Special Shareholders Meeting will be held for the following purposes:

(1) To vote on an amendment to the Bylaws to increase the range of the authorized number of directors.

(2) To transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on December 22, 2016 are entitled to notice of and to vote at the Special Shareholders Meeting and any adjournment or postponement thereof.

The Special Shareholders Meeting is a business-only meeting. It will not include any presentations by management and the company does not encourage shareholder attendance.

Only shareholders are entitled to attend the Special Shareholders Meeting and any adjournment or postponement thereof. Shareholders who own shares registered in their names will be admitted to the meeting upon verification of record share ownership. Shareholders who own shares through banks, brokers or other nominees must present proof of beneficial share ownership (such as the most recent account statement prior to December 22, 2016) to be admitted.

Additional information regarding the company is included in its Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. These documents also are available on the Sempra Energy website at www.sempra.com under the “Investors” and “Company SEC Filings” tabs. The company will furnish a copy of its 2015 Form 10-K (excluding exhibits, except those that are specifically requested) without charge to any of its shareholders who so request by writing to the office of the Corporate Secretary. Requests should be sent to 488 8th Avenue, San Diego, California 92101-7123. Information on the website does not constitute part of this Information Statement.

Kari E. McCulloch

Corporate Secretary

Important Notice Regarding the Availability of Information Statement Materials for the

SoCalGas Special Shareholders Meeting to be Held on January 30, 2017.

The Information Statement for the Special Shareholders Meeting to be held on January 30, 2017 is available on the Internet at

http://www.astproxyportal.com/ast/25974

SOUTHERN CALIFORNIA GAS COMPANY

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Southern California Gas Company is providing this Information Statement to its shareholders in connection with its Special Shareholders Meeting, to be held on January 30, 2017, at 1:00 p.m., local time, at 488 8th Avenue, San Diego, California. The Notice of Special Shareholders Meeting and Information Statement are being mailed to shareholders beginning on or about December 29, 2016.

THE COMPANY

Southern California Gas Company, which we refer to as SoCalGas or the company, is an indirect investor-owned public utility subsidiary of Sempra Energy. SoCalGas’ principal executive offices are located at The Gas Company Tower, 555 West Fifth Street, Los Angeles, California 90013-1046. Its telephone number is (213) 244-1200.

OUTSTANDING SHARES AND VOTING RIGHTS

SoCalGas’ Board of Directors has fixed December 22, 2016 as the record date for determining the shareholders of SoCalGas entitled to notice of and to vote at the SoCalGas Special Shareholders Meeting and any adjournment or postponement thereof. On that date, SoCalGas’ outstanding shares consisted of 91,300,000 shares of common stock and 862,043 shares of preferred stock. All SoCalGas common stock and 50,970 shares of SoCalGas preferred stock are owned by Pacific Enterprises (“PE”), a wholly owned direct subsidiary of Sempra Energy.

In voting upon the matters that may be considered at the Special Shareholders Meeting and any adjournment or postponement thereof, each share is entitled to one vote. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Special Shareholders Meeting, but each abstention will have the effect of a vote against the proposal. The company does not expect there to be any broker non-votes at the Special Shareholders Meeting, but each broker non-vote (if any) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Special Shareholders Meeting and will have the effect of a vote against the proposal.

The shares of SoCalGas owned by PE and indirectly owned by Sempra Energy represent over 99 percent of SoCalGas’ outstanding shares and the number of votes entitled to be cast on the matters to be considered at the Special Shareholders Meeting and any adjournment or postponement thereof. PE has advised SoCalGas that it intends to vote “FOR” the amendment to the Bylaws to increase the range of the authorized number of directors as described in this Information Statement.

SHARE OWNERSHIP

All of the outstanding SoCalGas common stock is owned by PE and all of the outstanding common stock of PE is owned by Sempra Energy. None of the directors or officers of SoCalGas owns any preferred shares of SoCalGas, and SoCalGas is unaware of any person, other than PE, who beneficially owns more than 5.0 percent of its preferred shares.

The following table sets forth the number of shares of Sempra Energy common stock beneficially owned on December 9, 2016, by each director of SoCalGas, by each current executive officer of SoCalGas named in the compensation tables of the company’s Information Statement for its 2016 Annual Shareholders Meeting filed with the Securities and Exchange Commission, and by all current directors and executive officers of SoCalGas as a group. The shares of common stock beneficially owned by our directors and executive officers as a group total less than 1.0 percent of Sempra Energy’s outstanding shares. In calculating this percentage, shares under the heading “Phantom Shares” are not included because these shares cannot be voted. In addition, these shares either may only be settled for cash or cannot be settled for common stock within sixty (60) days of December 9, 2016.

Share Ownership	Current Beneficial Holdings	Shares Acquirable Within 60 Days (A)	Total Without Phantom Shares	Phantom Shares (B)	Total Including Phantom Shares
Dennis V. Arriola	11,539	3,295	14,834	—	14,834
J. Christopher Baker	3,178	1,608	4,786	8,389	13,175
Steven D. Davis	15,811	—	15,811	104	15,915
Bruce A. Folkmann	824	3,499	4,323	—	4,323
J. Bret Lane	12,739	2,395	15,134	1,000	16,134
G. Joyce Rowland	18,144	—	18,144	4,833	22,977
Lee Schavrien	24,087	1,620	25,707	2,201	27,908
Martha B. Wyrsch (C)	2,000	—	2,000	—	2,000
Directors and Executive Officers as a Group (9 persons)	91,422	12,717	104,139	16,527	120,666

(A)	Shares of Sempra Energy common stock which may be acquired through (i) the exercise of stock options and (ii) the vesting of restricted stock units, in each case currently or within 60 days of December 9, 2016.

(B)	Represents deferred compensation deemed invested in shares of Sempra Energy common stock. These phantom shares track the performance of Sempra Energy common stock but cannot be voted and may only be settled for cash, or in the case of 3,168 vested common stock units deferred by Mr. Baker, cannot be settled for common stock within 60 days of December 9, 2016.

(C)	Ms. Wyrsch shares with her spouse the power to vote and dispose of 2,000 shares.

There are two persons known to us to own beneficially more than 5.0 percent of Sempra Energy’s outstanding shares: BlackRock, Inc., 55 East 52nd Street, New York, NY 10055 and The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355. BlackRock, Inc. has reported that at December 31, 2015 it and related entities beneficially owned 17,879,899 shares for which they had sole voting power over 15,825,123 shares and sole dispositive power over 17,879,899 shares, representing approximately 7.2 percent of Sempra Energy’s outstanding shares. The Vanguard Group has reported that at December 31, 2015 it and related entities beneficially owned 14,219,074 shares for which they had sole voting power over 454,000 shares, sole dispositive power over 13,752,134 shares, shared voting power over 23,800 shares, and shared dispositive power over 466,940 shares, representing approximately 5.7 percent of Sempra Energy’s outstanding shares.

AMENDMENT TO BYLAWS

The company’s Bylaws (as amended through October 25, 2016), or the Bylaws, currently provide that the authorized number of directors of the SoCalGas Board of Directors, or the Board, will be not less than three nor more than five. The exact number of authorized directors (currently five) is fixed from time to time, and may be altered, within these limits, by a resolution of the Board or shareholders of SoCalGas. At the Special Shareholders Meeting, the shareholders will consider and vote upon an amendment to Section 1 of Article III of the Bylaws to increase the range of the authorized number of directors of SoCalGas to a minimum of four and a maximum of seven directors, as follows:

“1.         Number.   The Board shall consist of not less than four nor more than seven Directors. The exact authorized number of Directors shall be fixed from time to time, within the limits specified, by approval of the Board or the Shareholders.”

Background, Purpose and Effect

Currently, there are five members of the SoCalGas Board, which is the maximum number allowed under the Bylaws. The purpose of the amendment to the Bylaws is to allow SoCalGas to expand the authorized number of directors by up to two additional Board members, which will allow the company to add directors with additional expertise, experience and perspective to complement the existing five-member Board of SoCalGas. The proposed Bylaw amendment has been approved by the SoCalGas Board, but also requires shareholder approval before it can become effective.

As more fully described in the company’s Information Statement for its 2016 Annual Shareholders Meeting filed with the Securities and Exchange Commission, the current members of the SoCalGas Board are: Dennis V. Arriola, Chief Executive Officer and Chairman of SoCalGas (who will become the Executive Vice President – Corporate Strategy and External Affairs of Sempra Energy effective January 1, 2017); Steven D. Davis, Executive Vice President – External Affairs and Corporate Strategy of Sempra Energy (who will become Corporate Group President – Utilities of Sempra Energy and non-executive Chairman of SoCalGas effective January 1, 2017); J. Bret Lane, President and Chief Operating Officer of SoCalGas; G. Joyce Rowland, Senior Vice President and Chief Human Resources and Chief Administrative Officer of Sempra Energy; and Martha B. Wyrsch, Executive Vice President and General Counsel of Sempra Energy. As previously announced by SoCalGas, Patricia K. Wagner, currently Executive Vice President of Sempra Energy, will replace Mr. Arriola as the Chief Executive Officer and a director of SoCalGas effective January 1, 2017.

If the proposed Bylaw amendment is approved by the company’s shareholders, then following such approval the Board currently intends to increase the authorized number of directors to seven and to appoint Jeffrey Walker Martin and Trevor I. Mihalik to fill these vacancies.

On September 8, 2016, the Sempra Energy Board of Directors appointed Mr. Martin as the Executive Vice President and Chief Financial Officer of Sempra Energy, with such appointment effective January 1, 2017. Mr. Martin will cease serving in his current role as the Chief Executive Officer, President and Chairman of San Diego Gas & Electric Company (SDG&E), an indirect subsidiary of Sempra Energy, as of the close of business on December 31, 2016, but will continue to serve as a director of SDG&E. Mr. Martin has served as the Chief Executive Officer and a director of SDG&E since January 2014, the Chairman of SDG&E since November 2015, and the President of SDG&E since October 2015. From 2010 to 2013, Mr. Martin served as the President and Chief Executive Officer of Sempra U.S. Gas & Power (USG&P), a business unit of Sempra Energy, and USG&P’s predecessor organization, Sempra Generation.

Mr. Mihalik has served as the Controller and Chief Accounting Officer of Sempra Energy since he joined Sempra Energy in 2012. In 2013, he was promoted to Senior Vice President and continued serving as Controller and Chief Accounting Officer of Sempra Energy. Before joining Sempra Energy in 2012, Mr. Mihalik served as Senior Vice President of Finance at Iberdrola Holdings, Inc., a diversified renewables and natural gas company.

The SoCalGas Board believes that the company will benefit from the additional expertise, experience and perspective provided by one or more additional board members, and the Board has recommended that the company’s shareholders vote “FOR” the proposed Bylaw amendment.

Shareholder Approval

Adoption of the amendment to the Bylaws of SoCalGas requires that the amendment be approved by a majority of the outstanding shares of SoCalGas that are entitled to vote on the amendment. PE has advised SoCalGas that it intends to vote all of its SoCalGas shares to approve the proposed Bylaw amendment. Consequently, no other shareholder approval would be required to adopt the proposed Bylaw amendment.

This Notice of Special Shareholders Meeting and Information Statement are sent by order of the Board of Directors of Southern California Gas Company.

Kari E. McCulloch
Corporate Secretary

Dated: December 29, 2016